UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2014

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                                    Regulation FD Disclosure.

In connection with the offering of the Notes (as defined in Item 8.01 below), Walter Energy, Inc. (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the following information.

Credit Facility Amendment and Repayment of Revolving Credit Facility

On July 7, 2014 the Company entered into the seventh amendment (the ‘‘Seventh Amendment’’) to the Company’s credit agreement, dated as of April 1, 2011 (as amended, the ‘‘Credit Agreement’’), whereby the Company’s financial maintenance covenant will be unlimited for the quarter ended June 30, 2014 so long as at least $275.0 million of first lien notes are issued within 7 days (or such longer period during the fiscal quarter ending September 30, 2014 as may be determined by the Administrative Agent (as defined under the Credit Agreement).

On July 8, 2014, the Company expects to enter into an incremental amendment (the ‘‘Incremental Amendment’’) to the Credit Agreement. The proposed Incremental Amendment will provide the Company with an additional tranche of revolving loan commitments (the ‘‘New Revolving Credit Facility Tranche’’) in the amount of $61.2 million, thereby increasing the total available commitments under the revolving credit facility in the Credit Agreement (the ‘‘Revolving Credit Facility’’) to $375 million. The New Revolving Credit Facility Tranche will mature in 2017. Effectiveness of the Incremental Amendment is conditioned upon the Company pricing a bond offering of no less than $275.0 million and certain other conditions required under the Credit Agreement.

The Company intends, on the closing date of this offering of the new notes, to draw approximately $298.1 million under the Revolving Credit Facility and to place the proceeds thereof in an escrowed account with Morgan Stanley & Co. LLC. The Company intends to use the net proceeds from this offering of the new notes to repay all amounts outstanding under the Revolving Credit Facility (other than such outstanding letters of credit), at which time the lenders’ commitments (including the commitments of affiliates of certain of the initial purchasers) under the Revolving Credit Facility will be terminated (other than commitments for such outstanding letters of credit).

This offering of the new notes, our entry into the Incremental Amendment and the Seventh Amendment and the application of the net proceeds from this offering of the new notes to repay amounts outstanding under the Revolving Credit Facility are referred to in this offering memorandum as the ‘‘Transactions.’’

Idling of Canadian Operations

In April 2014, we began idling our Canadian operations, including the Wolverine and Brazion coal mines in British Columbia. We placed the Wolverine mine (located near the district municipality of Tumbler Ridge) on idle status in April 2014 and the Brazion operations (which includes the operations of Brule and Willow Creek and is located near the district municipality of Chetwynd) on idle status in June 2014. We incurred severance charges of approximately $7 million in the second quarter of 2014 in connection with the idling of these mines. Our Ridley Terminal Services agreement has an annual minimum throughput requirement of 4.0 million metric tons and we anticipate future charges as a result of not fulfilling this requirement. Our maximum exposure per calendar year in which we do not utilize the terminal is approximately C$25.0 million. The Company has advised the Ridley terminal that it intends to assert a force majeure defense arising from certain geological conditions affecting the Wolverine mine.

Declines in Benchmark Metallurgical Coal Contract Prices

The Company predominantly prices and sells its metallurgical coal on a quarterly basis using a quarterly benchmark price. The quarterly benchmark for the metallurgical coal contract price for 2013 ranged from a low of $145 per metric ton to a high of $172 per metric ton, was $152 per metric ton for the fourth quarter of 2013, was $143 per metric ton for the first quarter of 2014, was $120 per metric ton for the second quarter of 2014 and is $120 per metric ton for the third quarter of 2014. If the quarterly benchmark price for metallurgical coal does not meaningfully increase over the next few years, it would have an adverse effect on our operations, liquidity, ability to remain in compliance with our covenants in our Credit Agreement, and our ability to service our indebtedness. In addition, sustained negative economic, financial and business conditions may adversely affect our business.

Sale of Blue Creek Terminal

In May 2014 we signed an agreement with the Alabama State Port Authority to sell both the Blue Creek Terminal located in the Port of Mobile and an additional parcel of more than 60 acres located less than a mile from the Blue Creek Terminal for $25 million. The transaction is expected to close in the third quarter of 2014.

Maple Leaf Loading Ltd.

Effective June 27, 2014, Maple Leaf Loading Ltd. (‘‘Maple Leaf’’), the firm which transports coal from the idled Brule Mine to our processing plant via the Falling Creek Connector Road, announced that it had been placed into receivership by its creditors. As a result, we are currently identifying alternatives to the services previously provided by Maple Leaf.

Mine No. 7 Geological Issues

In June 2014, we experienced difficult geological conditions at Mine No. 7 which adversely affected production. The impact on production was less than 100,000 metric tons, and there was no impact on sales. We believe these geological issues have been resolved and still expect the Company’s full-year 2014 metallurgical coal production to total between 9.0 and 10.0 million metric tons.

Preliminary Metallurgical Coal Production and Sales Volume

Preliminary metallurgical coal production for the second quarter of 2014, including both hard coking coal (‘‘HCC’’) and low-volatility (‘‘low-vol’’) pulverized coal injection product (‘‘PCI’’) was 2.5 million metric tons comprised of 2.0 million and 0.5 million metric tons produced within our U.S. operations and Canadian and U.K. operations, respectively. Preliminary metallurgical coal sales for the second quarter of 2014, including both HCC and low-vol PCI was 2.7 million metric tons comprised of 2.0 million and 0.7 million metric tons sold within our U.S. operations and Canadian and U.K. operations, respectively.

Our ability to generate the significant amount of cash needed to service our debt and financial obligations, to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

                                                       Our ability to make payments on and to refinance our indebtedness, including the Notes, depends on our ability to generate cash in the future. We are subject to general economic, climatic, industry, financial, competitive, legislative, regulatory and other factors that are beyond our control. In particular, economic conditions have caused the price of coal to fall and our revenue to decline and in the future could cause the price of coal to remain at current levels or fall, which may have an adverse effect on our operations, liquidity, ability to remain in compliance with our covenants in our Credit Agreement, and our ability to service our indebtedness. As a result, we may need to refinance all or a portion of our indebtedness, including the Notes, on or before maturity. Our ability to refinance our debt or obtain additional financing will depend on, among other things:

•      our financial condition at the time;

•      restrictions in the agreements governing our indebtedness; and

•      other factors, including conditions in the financial and capital markets or coal industry.

The information in Item 7.01 of this Current Report on Form 8-K is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in any such filings.

Item 8.01                                                    Other Events.

On July 8, 2014, the Company issued a press release announcing that it has commenced a private offering of $320.0 million aggregate principal amount of its 9.500% senior secured notes due 2019 (the “Notes”).  The Notes are a follow-on issue to the $450.0 million aggregate principal amount of the Company’s 9.500% senior secured notes due 2019 which were issued on September 27, 2013 and the $200.0 million aggregate principal amount of 9.500% senior secured notes due 2019 which were issued on March 27, 2014 (collectively, the “Existing First Lien Notes”) and will be issued under the indenture governing the Existing First Lien Notes (the “Indenture”).  The Notes will be treated as a single class together with the Existing First Lien Notes for all purposes under the Indenture.  The Notes will generally be fungible and consolidated with the Existing First Lien Notes, except that the Notes offered in reliance on Regulation S under the Securities Act will not be fungible during the first 40 days following the issue date.  The Notes will have terms identical to those of the Existing First Lien Notes, except that the Notes will have a different issue date and offering price.

The Notes will be guaranteed by each of the Company’s current and future wholly-owned domestic restricted subsidiaries that from time to time guarantee any of the Company’s indebtedness or any indebtedness of any of the Company’s restricted subsidiaries.

The Company intends to use the net proceeds of the offering of the Notes to repay $298.1 million of indebtedness outstanding under its Revolving Credit Facility and to pay related fees and expenses.  There is no assurance that any of these transactions will be consummated.

The Notes and related guarantees will be offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.

Forward-Looking Statements

This Current Report contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed refinancing of the Company’s debt, including those regarding the proposed use of proceeds therefrom.  These forward-looking statements are made only as of the date of this report and are based on management’s current expectations, assumptions, plans and beliefs. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements.  Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the failure by the Company to successfully consummate the proposed financing transaction.  Other potential risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in subsequent reports and other documents filed with the SEC from time to time.  The Company assumes no obligation to update the forward-looking information except as may be required by law.  Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by the Company that the statements will prove to be correct.

Item 9.01                                                    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated July 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: July 8, 2014	By:	/s/ Earl H. Doppelt
	Name:	Earl H. Doppelt
	Title:	Executive Vice President, General Counsel and Secretary